Exhibit 21.1

Item 21.1 – List of Subsidiaries

Granite Shipping Company Limited

Golden Current Limited

Bonfield Shipping Ltd.

Fourways Marine Limited

Front Ardenne Inc.

Front Brabant Inc.

Front Falcon Corp.

Front Glory Shipping Inc.

Front Pride Shipping Inc.

Front Saga Inc.

Front Serenade Inc.

Front Splendour Shipping Inc.

Front Stratus Inc.

Golden Bayshore Shipping Corporation

Golden Estuary Corporation

Golden Fjord Corporation

Golden Seaway Corporation

Golden Sound Corporation

Golden Tide Corporation

Katong Investments Ltd.

Langkawi Shipping Ltd.

Patrio Shipping Ltd.

Rakis Maritime S.A.

Sea Ace Corporation

Sibu Shipping Ltd.

Southwest Tankers Inc.

West Tankers Inc.

Puerto Reinosa Shipping Co. S.A.

Aspinall Pte Ltd.

Blizana Pte Ltd.

Bolzano Pte Ltd.

Cirebon Shipping Pte Ltd.

Fox Maritime Pte Ltd.

Front Dua Pte Ltd.

Front Empat Pte Ltd.

Front Enam Pte Ltd.

Front Lapan Pte Ltd.

Front Lima Pte Ltd.

Front Tiga Pte Ltd.

Front Tujuh Pte Ltd.

Front Sembilan Pte Ltd.

Rettie Pte Ltd.

Transcorp Pte Ltd.

Oscilla Shipping Limited

Ariake Transport Corporation

Edinburgh Navigation  SA

Hitachi Hull #4983 Ltd.